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[KPMG LETTERHEAD]

Private & confidential
The Directors
Spargo Consulting PLC
31 Beaufort Court
Admirals Way
Waterside
South Quay
London
E14 9XL

22 May 1998

Dear Sirs

We consent to the inclusion in the registration statement (No. 333-XXXX) on Form S-4 of Computer Horizons Corp. to the reference to our firm as experts.


Yours faithfully


/s/ KPMG
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KPMG